UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2008

MONARCH FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-52032	20-4985388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Executive Boulevard Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 389-5111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 1, 2008, Monarch Financial Holdings, Inc. (the “Company”), received preliminary approval for a $14.7 million investment from the U.S. Treasury Department under the TARP Capital Purchase Program.

The preferred stock to be issued by the Company under the TARP Capital Purchase Program will carry a 5% dividend for each of the first 5 years of the investment, and 9% thereafter, unless the shares are redeemed by Monarch. Additionally the Treasury will receive warrants on 268,575 shares of Monarch Financial Holdings, Inc. Common Stock with an exercise price of $8.21.

Funding is expected, once final approval is received, on or about December 31, 2008.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release related to preliminary TARP approval.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC.

Date: December 5, 2008	/s/ Brad E. Schwartz
Brad E. Schwartz, Executive Vice President
Chief Financial & Operating Officer

3